Exhibit 10.1

ADDENDUM TO
PERFORMANCE-VESTED RESTRICTED STOCK UNIT AGREEMENT
PURSUANT TO THE
ALLEGHENY TECHNOLOGIES INCORPORATED 2020 INCENTIVE PLAN

This Addendum (this “Addendum”) to that certain Performance-Vested Restricted Stock Unit Agreement (the “Agreement”) dated as of the 4th day of January, 2021 (the “Grant Date”) by and between ALLEGHENY TECHNOLOGIES INCORPORATED, a Delaware company (the “Company”), and certain Participants in the Incentive Plan, as defined such terms are defined in the Agreement, amends the Agreement as follows:

WHEREAS, the Company sponsors and maintains the Allegheny Technologies Incorporated 2020 Incentive Plan (the “Incentive Plan”);

WHEREAS, the Company desires to encourage the Participant to remain an employee of the Company and, during such employment, to contribute substantially to the financial performance of the Company;

WHEREAS, to provide that incentive, the Company awarded the Participant certain performance-vested restricted stock units (singular “PSU” and plural “PSUs”) as set forth in the Agreement;

WHEREAS, the PSUs are subject to the Company attaining a level of relative total shareholder return (“TSR”) over specific Measurement Periods as specified in the Agreement;

WHEREAS, due to administrative error, Appendix A to the Agreement mistakenly defined “Fair Market Value” for purposes of calculating the Company’s TSR as the average of the high and low trading prices of a share of the Company’s common stock, par value $0.10 per share (the “Common Stock”) on the New York Stock Exchange (the “NYSE”);

WHEREAS, as approved by the Company’s Board of Directors, “Fair Market Value” for such purpose on any given trading day should have been defined as the closing price of the Common Stock on the NYSE. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Incentive Plan.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in the Agreement, Appendix A to the Agreement is hereby amended and restated in its entirely and replaced with the attached Appendix A, which correctly defines the term “Fair Market Value.”

[Remainder of Page Intentionally Blank]

Appendix A
TSR Peer Group and Methodology

Peer Group

Reliance Steel & Aluminum Co.
Steel Dynamics, Inc.
Wabtec Corporation
Oshkosh Corporation
Arconic Corporation
Commercial Metals Company
Howmet Aerospace Inc.
The Timken Company
Terex Corporation
Crane Co.
Worthington Industries, Inc.
Moog Inc.
Trinity Industries, Inc.
Valmont Industries, Inc.
Carpenter Technology Corporation
Kennametal Inc.
Schnitzer Steel Industries, Inc.
SPX Flow, Inc.

Calculation Methodology

Total Shareholder Return is calculated based on the Fair Market Value of a share of Common Stock as of the end of each individual independent Measurement Period and the end of the Performance Period, plus dividends paid as if they had been reinvested on each ex-dividend date during each Measurement Period and the Performance Period, as applicable, divided by the Fair Market Value of a share of Common Stock at the beginning of the Performance Period. For purposes of determining the Company’s Total Shareholder Return:

•“Fair Market Value” means, as of any given date, the closing price of the Common Stock on the New York Stock Exchange (the “NYSE”) or, if the Common Stock is not then traded on the NYSE, on such other national securities exchange on which the Common Stock is admitted to trade, or, if none, on the National Association of Securities Dealers Automated Quotation System if the Common Stock is admitted for quotation thereon; provided, however, that if there were no sales reported as of such date, Fair Market Value shall be computed as of the last date preceding such date on which a sale was reported, provided, further, that if any such exchange or quotation system is closed on any day on which Fair Market Value is to be determined, Fair Market Value shall be determined as of the first date immediately preceding such date on which such exchange or quotation system was open for trading.

•For purposes of determining the Fair Market Value of a share of Common Stock at the beginning and end of each Measurement Period and the Performance Period, the value shall be determined as the average Fair Market Value for the twenty (20) trading days immediately preceding, respectively, the first day of the Performance Period, and last day of each Measurement Period and the Performance Period.

Calculation of Relative Total Shareholder Return: The extent to which the number of PSUs which become vested under this Agreement shall be determined by measuring the Company’s Total Shareholder Return as a percentage ranking in comparison with the Peer Group Total Shareholder Return, as calculated using the above-stated principles, with the Company included in the group. The determination of whether the Company’s Total Shareholder Return is negative for the three-year Performance Period ending December 31, 2023 shall be determined using the above-stated principles. Adjustments and actions with respect to the Company and any peer group company shall be in accord with the provisions of Appendix C.